GEORGE J. ELIOPULOS
                             MINING GEOLOGIST
                   4845 Pinesprings Dr. , Reno NV 89609
                         Telephone (778) 827-1480

October 30, 2000

Mr. Shane Lowry
President
Drew Resources Inc.
2743 West 37th Ave.
Vancouver, B.C. V6N 2T5
Canada

Re: Letter Agreement Door Greek Property, Lemhi County, Idaho.
Unpatented mining claims: Alafi 1 .4 (IMC #175493-175496)

Dear Mr. Lowry:

The following sets out the general terms and conditions for the agreement between George & Linda Eliopulos + C, Patrick & Judy Costin (GE or Lessor) and Drew Resources Inc, (Drew or Lessee) governing GE's Deer Creek property, Lemhi County, Idaho, U. S. A.

Form of Agreement              Mining Lease

Term                           20 years with automatic extensions so long
as
                               conditions of the lease are met.

Production Royalties           3.0% Net Smelter Return
Advance Royalties              Upon Execution                US$ 5,000.00
                               1st Anniversary               US$ 5,000.00
                               2nd Anniversary               US$10,000.00
                               3rd Anniversary               US$20,000.00
                               4th Anniversary & thereafter  US$50,000.00

Adjusted to annual changes in the consumer price index (CPI) with 2000 as the base year. CPI payments apply to payments beginning with the 4th anniversary.

Performance Requirements       Federal and state mining claim maintenance
                               fees for any year In which this agreement
                               Is maintained in good standing after June 1.




Reclamation                    Drew shall perform reclamation work an the
                               Property as required by Federal, State, and
                               Local law for disturbances resulting from
                               Drew's activities on the Property.
Assignment                     Freely by either party so long as Assignee
                               accepts terms and conditions of the Lease in
                               writing.
Interest Area                  One mile from the outside perimeter of the
                               Alafi claims claim boundary for new claims located either by GE or by Drew.

If the above terms and conditions are consistent with our earlier discussions, please acknowledge by signing in the space provided below and return one copy. This will serve to bind GE and Drew while a formal and comprehensive agreement, Incorporating then general terms, is prepared.

Very truly yours,

George J. Eliopulos

Agreed and accepted to this     day of           2000.



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